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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
SpectraLink Corporation:

We consent to the incorporation by reference in Registration Statements File Nos. 333-4650 (Form S-8), 333-30225 (Form S-8), 333-58803 (Form S-8), 333-59666
(Form S-8), 333-89210 (Form S-8), and 333-107287 (Form S-8) of SpectraLink
Corporation our reports dated March 3, 2005 with respect to the consolidated balance sheets of SpectraLink Corporation as of December 31, 2004 and 2003, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2004, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004 annual report on Form 10-K of SpectraLink Corporation.

KPMG LLP

Denver, Colorado
March 3, 2005